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Exhibit 23.2

McGladrey & Pullen
Certified Public Accountants

McGladrey & Pullen, LLP 1185 Avenue of the Americas New York, NY 10036-2602 0 212.372.1800 F 212.372.1801 www.mcgladrey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Boise Inc.'s Prospectus constituting part of Form S-3 of our report dated February 21, 2008, on the consolidated financial statements of Aldabra 2 Acquisition Corp. as of December 31, 2007 and for the period from February 1, 2007 (inception) to December 31, 2007, which is included in the Annual Report of Form 10-K of Aldabra 2 Acquisition Corp. for the period ended December 31, 2007. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ MCGLADREY & PULLEN, LLP
McGLADREY & PULLEN, LLP New York, New York

November 21, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM